Exhibit 10.1

Execution Version

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of May 5, 2010 by and among ICG Holdings, Inc., a Delaware corporation (“Purchaser”), and ICGC Holdings, L.P., a Delaware limited partnership (“Seller” and, together with Purchaser, the “Parties”).

WHEREAS, Seller owns (a) 2,840,908 shares of Series B Preferred Stock, par value $0.001 per share, of ICG Commerce Holdings, Inc., a Delaware corporation (the “Company”) (such shares, the “Series B Shares”), (b) 8,689,708 shares of Series E Preferred Stock, par value $0.001 per share, of the Company (such shares, the “Series E Shares”) and (c) 7,001,423 shares of Series E-1 Preferred Stock, par value $0.001 per share, of the Company (such shares, the “Series E-1 Shares” and, together with the Series B Shares and Series E Shares, the “Shares”); and

WHEREAS, Seller desires to sell to Purchaser the Shares and to assign to Purchaser its rights and obligations under the Company’s Third Amended and Restated Stockholder Agreement, dated as of December 19, 2002 (the “Stockholder Agreement”), and the Company’s Third Amended and Restated Investor Rights Agreement, dated December 19, 2002 (as amended, the “Investor Rights Agreement”), upon the terms and subject to the conditions of this Agreement, and Purchaser desires to buy the Shares and accept such assignment upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be bound hereby, the Parties agree as follows:

SECTION 1. SALE AND PURCHASE; CLOSING.

1.1 Sale and Transfer of the Shares; Payment. Subject to the terms and conditions of this Agreement, Purchaser hereby agrees to purchase from Seller, and Seller hereby agrees to sell to Purchaser, all of the Shares, at a purchase price of $0.0370341 for each Series B Share, $2.2399778 for each Series E Share and $2.2399778 for each Series E-1 Share, for an aggregate purchase price of $35,252,996 (the “Purchase Price”). At the Closing (as defined below), (a) Seller shall sell, assign, transfer and deliver to Purchaser the stock certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer or lost stock certificate affidavits in a form reasonably acceptable to Purchaser and the Company, and (b) Purchaser shall pay Seller the Purchase Price for the Shares by wire transfer of immediately available funds in accordance with Seller’s written wire instructions, as provided in writing to Purchaser.

1.2 Closing. The closing of the sale and purchase of the Shares (the “Closing”) shall occur on the date hereof simultaneously with the execution and delivery of this Agreement and at such place as the Parties shall agree.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller as follows:

2.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all the requisite corporate power to carry on its business as presently conducted.

2.2 Authority, Execution and Delivery. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All requisite corporate action has been taken to authorize the execution, delivery and performance by Purchaser of this Agreement and the transactions contemplated hereby, and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights and general principles of equity.

2.3 Consents, No Conflicts, Etc. Neither Purchaser’s execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor compliance by Purchaser with any of the provisions hereof will (a) violate or conflict with any provisions of any organizational documents of Purchaser, (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its assets or properties, (c) require the consent, approval, permission or other authorization of or by or filing or qualification with any court, arbitrator or governmental, administrative, or self-regulatory authority that has not been obtained or (d) violate or conflict with any agreements to which Purchaser is a party.

2.4 Accredited Investor. Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

2.5 Litigation. There is no action, claim, suit or proceeding pending or, to the knowledge of Purchaser, threatened that challenges or otherwise relates to the transactions provided for hereby and there is no investigation pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser, any of its affiliates or the Shares, in each case, before any court or governmental or regulatory authority or body, that would prevent Purchaser from purchasing the Shares or otherwise consummating the transactions contemplated by this Agreement at the Closing. There are no writs, decrees, injunctions or orders of any court or governmental or regulatory agency, authority or body outstanding against Purchaser or any of its affiliates with respect to the Shares.

2.6 Adequacy of Information. Purchaser (a) has had such opportunity, including, without limitation, through its representation on, and observation of, the Board of Directors of the Company, as it has deemed adequate to obtain such information regarding the Company and the Shares as is necessary to permit Purchaser to evaluate the merits and risks of the transactions contemplated hereby, (b) has sufficient experience in business, financial and investment matters to be able to evaluate the merits and risks of the transactions contemplated hereby and (c) acknowledges that, except as expressly made herein, Seller makes no representations or warranties regarding the value of the Shares or in respect of any of the transactions contemplated by this Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser as follows:

3.1 Organization and Good Standing. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power to carry on its business as presently conducted.

3.2 Securities Ownership. Seller is the beneficial and record owner of the Shares, free and clear of any lien, pledge, option, security interest, claim, charge, third party right or any other restriction or encumbrance (each an “Encumbrance”) and will, at the Closing, transfer to Purchaser good and marketable title to the Shares, free and clear of any Encumbrance, except in each case for any Encumbrance that may be imposed or created by the Stockholder Agreement, the Investor Rights Agreement, the Company’s Seventh Amended and Restated Certificate of Incorporation or the Company’s Bylaws.

3.3 Authority; Execution and Delivery. Seller has the requisite limited partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All requisite limited partnership action has been taken to authorize the execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby, and no other proceedings on the part of Seller are necessary to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights and general principles of equity.

3.4 Consent, No Conflicts, Etc. Neither Seller’s execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor compliance by Seller with any of the provisions hereof will (a) violate or conflict with any provisions of any organizational documents of Seller, (b) result in the creation of any Encumbrance upon the Shares, except for any Encumbrance imposed or created pursuant to the Stockholder Agreement, the Investor Rights Agreement, the Company’s Seventh Amended and Restated Certificate of Incorporation or the Company’s Bylaws, (c) violate any order, writ, injunctions, decree, statute, rule or regulation applicable to Seller or the Shares, (d) require the consent, approval, permission or other authorization of or by or filing or qualification with any court, arbitrator or governmental, administrative, or self-regulatory authority that has not been obtained or (e) violate or conflict with any agreements to which Seller is a party.

3.5 No Other Agreements; No Restrictions. Except for the Stockholder Agreement, the Investor Rights Agreement, the Company’s Seventh Amended and Restated Certificate of Incorporation and the Company’s Bylaws, there are no documents, agreements, understandings or proposed transactions to which Seller is a party and relating to the Shares that govern, affect or relate to the rights and obligations of Seller in respect of, or relating to, the Shares. Except as may be set forth in the Stockholder Agreement and the Investor Rights Agreement, Seller has no obligation, absolute or contingent, to any other person or entity to sell, encumber, distribute or otherwise transfer the Shares. The Shares are free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities law and as set forth in the Stockholder Agreement and the Investor Rights Agreement.

3.6 Litigation. There is no action, claim, suit or proceeding pending or, to the knowledge of Seller, threatened that challenges or otherwise relates to the transactions provided for hereby and there is no investigation pending or, to the knowledge of Seller, threatened against or affecting Seller, any of its affiliates or the Shares, in each case, before any court or governmental or regulatory authority or body, that would prevent Seller from selling and transferring the Shares free and clear of any Encumbrance, except for any Encumbrance that may be imposed or created by the Stockholder Agreement, the Investor Rights Agreement, the Company’s Seventh Amended and Restated Certificate of Incorporation or the Company’s Bylaws, or otherwise consummating the transactions contemplated by this Agreement at the Closing. There are no writs, decrees, injunctions or orders of any court or governmental or regulatory agency, authority or body outstanding against Seller or any of its affiliates with respect to the Shares.

3.7 Adequacy of Information. Seller (a) has had such opportunity, including, without limitation, through its representation on, and observation of, the Board of Directors of the Company, as it has deemed adequate to obtain such information regarding the Company and the Shares as is necessary to permit Seller to evaluate the merits and risks of the transactions contemplated hereby, (b) has sufficient experience in business, financial and investment matters to be able to evaluate the merits and risks of the transactions contemplated hereby and (c) acknowledges that, except as expressly made herein, Purchaser makes no representations or warranties regarding the value of the Shares or in respect of any of the transactions contemplated by this Agreement.

3.8 Seller Notice. Seller has previously delivered to the Company the notice contemplated by Section 2 of the Stockholder Agreement, in the form attached hereto as Exhibit A (such notice, the “Seller Notice”).

SECTION 4. COVENANTS OF THE PARTIES.

4.1 Deliveries Under Stockholder Agreement. Purchaser has executed and delivered to Seller and the Company a waiver, on behalf of itself and all other Investors (as defined in the Stockholder Agreement and used hereinafter) of the Investors’ rights of first refusal and co-sale pursuant to Sections 3(a)(ii) and 4(a) of the Stockholder Agreement, as well as the operation of any time period and notice requirements (including, without limitation, those set forth in Sections 2, 3(a) and 4(a) of the Stockholder Agreement), relating to the proposed Transfer of the Shares contemplated hereby (such waiver, the “Investor Waiver”).

4.2 Further Assurances. Each Party shall, for no further consideration, cooperate and take such action as may be reasonably requested by the other Party in order to effectively convey and transfer the Shares to Purchaser and to otherwise carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

4.3 Purchaser Press Release. Within four business days following the Closing, Purchaser shall issue a press release regarding the purchase and sale of the Shares hereunder that includes the language set forth on Exhibit D hereto.

SECTION 5. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the waiver by Purchaser, at or prior to the Closing, of the following conditions (which conditions, except for those which can only be satisfied simultaneously with the Closing, shall be deemed satisfied and/or waived by Purchaser’s execution and delivery of this Agreement):

5.1 Representations and Warranties True at the Closing. The representations and warranties of Seller contained in this Agreement shall be true and correct at the time of the Closing.

5.2 Performance. Each of the obligations of Seller to be performed at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed at or prior to the Closing.

5.3 Approvals, Consents and Waivers. All notices to and consents from third parties required to consummate the transactions contemplated hereby (including, without limitation, the Seller Notice, the Company Waiver in the form attached hereto as Exhibit B (the “Company Waiver”) and the Tri-Party Release by the Company, Seller and Purchaser in the form attached hereto as Exhibit E (the “Tri-Party Release”)) shall have been made and obtained.

5.4 Stock Certificates. Seller shall have delivered to Purchaser certificates (or lost stock certificate affidavits in a form reasonably acceptable to Purchaser and the Company) evidencing the Shares free and clear of any Encumbrance, except for any Encumbrance that may be imposed or created by the Stockholder Agreement, the Investor Rights Agreement, the Company’s Seventh Amended and Restated Certificate of Incorporation or the Company’s Bylaws, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

5.5 Litigation. At the time of the Closing, there shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction against Seller or any of its affiliates, the effect of which is to prohibit or restrain the consummation of the transactions contemplated by this Agreement, and no claim, action, suit, investigation or other proceeding shall be threatened or pending before any court or administrative agency or by any governmental agency or other person, challenging or otherwise relating to the transactions provided for herein.

5.6 Assignment and Assumption Agreement. Seller shall have executed and delivered the Assignment and Assumption Agreement in the form attached hereto as Exhibit C (the “Assignment Agreement”).

5.7 Resignation. Steven Graham shall have executed and delivered a written resignation from the Board of Directors of the Company, such resignation to be effective as of the Closing.

SECTION 6. CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment or the waiver by Seller, at or prior to the Closing, of the following conditions (which conditions, except for those which can only be satisfied simultaneously with the Closing, shall be deemed satisfied and/or waived by Seller’s execution and delivery of this Agreement):

6.1 Representations and Warranties True at the Closing. The representations and warranties of Purchaser contained in this Agreement shall be true and correct at the time of the Closing.

6.2 Performance. Each of the obligations of Purchaser to be performed at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed at or prior to the Closing.

6.3 Approvals, Consents and Waivers. All notices to and consents from third parties required to consummate the transactions contemplated hereby (including, without limitation, the Investor Waiver, the Company Waiver and the Tri-Party Release), shall have been made and obtained.

6.4 Litigation. At the time of the Closing, there shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction against Purchaser or any of its affiliates, the effect of which is to prohibit or restrain the consummation of the transactions contemplated by this Agreement, and no claim, action, suit, investigation or other proceeding shall be threatened or pending before any court or administrative agency or by any governmental agency or other person, challenging or otherwise relating to the transactions provided for herein.

6.5 Assignment and Assumption Agreement. Purchaser shall have executed and delivered the Assignment Agreement.

SECTION 7. INDEMNIFICATION BY PURCHASER.

7.1 From and after the Closing, Purchaser shall indemnify, defend and hold harmless Seller and each of its subsidiaries, affiliates, principals, directors, officers, stockholders, partners, agents, representatives, employees, insurance carriers, predecessors, successors and assigns (collectively, the “Seller Indemnified Parties”), from and against all losses, damages, judgments, awards, settlements, costs and expenses asserted against, resulting to, imposed upon or incurred by the Seller Indemnified Parties, directly or indirectly, by reason of, relating to, arising out of or resulting from the transactions contemplated hereby, including, without limitation, pursuant to the Stockholder Agreement, the Investor Rights Agreement, the Investor Waiver or the General Corporation Law of the State of Delaware.

SECTION 8. NOTICES.

8.1 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, when faxed (with written confirmation of transmission having been received), one day after being sent by a nationally recognized overnight courier, or five days after being mailed by certified or registered mail (postage prepaid, return receipt requested) to the Party at the applicable address set forth below (or at such other address as shall be given by written notice in accordance with this Section 8.1).

If to Seller, to:

ICGC Holdings, L.P.

c/o Graham Partners, Inc.

3811 West Chester Pike

Building 2, Suite 200

Newtown Square, PA 19073

Tel: 610.251.2888

Fax: 610.408.0600

Attn: William P. McKee Jr.

With a copy to:

Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, PA 19103-6996

Tel: 215.988.2548

Fax: 215.988.2757

Attn: F. Douglas Raymond, III

If to Purchaser, to:

ICG Holdings, Inc

Plaza 272, Suite 212A

56 W. Main Street

Christiana, DE 19702

Tel: 302.292.3973

Fax: 302.292.3972

Attn: General Manager

With a copy to:

Internet Capital Group, Inc.

690 Lee Road, Suite 310

Wayne, PA 19087

Tel: 610.727.6900

Fax: 610.727.6901

Attn: General Counsel

SECTION 9. GENERAL PROVISIONS.

9.1 No Other Representation and Warranties. Except for the representations and warranties set forth herein, the purchase and sale made hereunder are without recourse to Seller, and Seller and Purchaser make no further representations or warranties whatsoever, express or implied. Without limiting the generality of the foregoing, Purchaser and Seller make no representations or warranties about the Company or the Company’s business, prospects, financial condition or results of operations.

9.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

9.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to conflicts of laws principles.

9.4 Counterparts; Fax and Pdf Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures of the Parties transmitted by fax or pdf shall be deemed to be their originals for all purposes.

9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.6 Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Parties. No Party may waive any term, provision, covenant or restriction of this Agreement except by a duly signed writing referring to the specific provision to be waived. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Party. No delay or failure on the part of any Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, and no single or partial exercise by any Party of any such right, remedy, power or privilege shall preclude other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

9.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.8 Survival. The representations, warranties, covenants and agreements of the Parties contained in this Agreement shall survive the Closing.

9.9 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the Parties with respect to the subject matter hereof and no Party shall be liable or bound to any other Party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. This Agreement supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

ICG HOLDINGS, INC.

By:	/s/ Suzanne L. Niemeyer
Name:	Suzanne L. Niemeyer
Title:	Vice President

ICGC HOLDINGS, L.P.
By:	ICGC Holdings GP, LLC,
its General Partner

By:	/s/ William P. McKee Jr.
Name:	William P. McKee Jr.
Title:	Authorized Person

[Signature Page to Stock Purchase Agreement]